Exhibit 10.6




                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                 MEDIABAY, INC.



                  AGREEMENT made as of this April 4, 2005 (the "Grant Date") between MediaBay, Inc. (the "Company"), a Florida corporation, having a principal place of business in Cedar Knolls, New Jersey, and Richard Berman (the "Grantee") residing at 26 East 93rd Street, Apartment 5AB, New York, New York 10128.


                  WHEREAS, the Company desires to grant to the Grantee a Non-Qualified Stock Option to purchase 75,000 shares of its common stock, no par value (the "Shares"), under and for the purposes of the 2004 Stock Incentive Plan of the Company (the "Plan"), pursuant to the terms thereof;


                  WHEREAS, the Company and the Grantee understand and agree that unless otherwise defined herein any terms used herein have the same meanings as in the Plan.


                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:


                  1. Grant of Option. The Company hereby grants to the Grantee the right and option (the "Option") to purchase all or any part of an aggregate of 75,000 shares of its common stock, no par value, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Grantee acknowledges receipt of a copy of the Plan.

                  2. Purchase Price. The purchase price of the 75,000 of the Shares covered by the Option shall be $0.59 per share.


                  3. Exercise of Option. The Option granted hereby shall vest immediately and be exercisable on the following dates: (1) Twenty-Five Thousand (25,000) on the date hereof (2) Twenty-Five Thousand (25,000) on April 4, 2006; and (3) Twenty-Five Thousand (25,000) on April 4, (2007)

                  4. Term of Option. The Option shall terminate on five (5) years from the date hereof (i.e., April 4, 2010).

                  5. Non-Assignability. The Option shall not be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Grantee's lifetime, only by the Grantee. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 5, or the levy of any attachment or similar process upon the Option or such right, shall be null and void.

                  6. Exercise of Option and Issue of Shares. The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, together with the tender of the Option price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain any warranty required by
Section 7 below and shall otherwise comply with the terms and conditions of this Agreement and the Plan. Except as specifically set forth herein, the holder acknowledges that any income or other taxes due from him with respect to this Option or the Shares issuable pursuant to this Option shall be the responsibility of the holder. The holder of this Option shall have rights as a shareholder only with respect to any Shares covered by the Option after due exercise of the Option and tender of the full exercise price for the Shares being purchased pursuant to such exercise.

                  7. Purchase for Investment; Restrictions on Transfer. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

                           (a) The person(s) who exercise the Option shall
warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their option Shares issued pursuant to such exercise:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Such shares may not be sold, transferred or otherwise disposed of unless they have first been registered under the Act or, unless, in the opinion of counsel satisfactory to the Company's counsel, such registration is not required."

                           (b) The Company shall have received an opinion of its
counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

                           (c) The Grantee agrees that in the event of a public
offering of the Company's securities, the Grantee will not sell, contract to sell, sell or grant any option, right, warrant or option to purchase, purchase any option or contract to sell, pledge, hypothecate or otherwise transfer or dispose of (each, a "Transfer") any of the Shares during the Lock-Up Period (as defined below). The "Lock-Up Period" means the period commencing on the date that the registration statement relating to an underwritten public offering is filed with the Securities and Exchange Commission (the "SEC") and ending on the date agreed to by the Underwriter of such offering and the Company with respect to the Shares, but in no event later than 120 days following the date such registration statement is declared effective by the SEC. The Grantee acknowledges that upon exercise of this Option, the Company will instruct its transfer agent to place an appropriate legend on the certificate representing the Shares. The Grantee agrees to execute a lock-up agreement as aforesaid with the Company and/or any such underwriter, if requested.

                  8. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

                  To the Company:   MediaBay, Inc.
                                    2 Ridgedale Avenue
                                    Cedar Knolls, New Jersey (07927)

                  To the Grantee:   Richard Berman
                                    26 East 93rd Street, Apartment 5AB
                                    New York, New York  10128

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions. Either party hereto may change the address of which notices shall be given by providing the other party hereto with written notice of such change.

                  9. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Florida.


                  10. Benefit of Agreement. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.


                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his hand, all as of the day and year first above written.


                                         MEDIABAY, INC.


                                         By: /s/ John F. Levy
                                             -----------------------------------
                                             Name:   John F. Levy
                                             Title:  Vice Chairman and
                                                     Chief Financial Officer


                                             /s/ Richard Berman
                                             -----------------------------------
                                            Richard Berman, Grantee